Exhibit 16.1

February 12, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:	Asia Equity Exchange Group, Inc.
	File#:	333-192272

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Asia Equity Exchange Group, Inc. (the “Registrant”) in item 4.01 of its Form 8-K dated February 12, 2018.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Beijing Yongtuo CPAs (Special general partner) Shenzhen Branch

Beijing Yongtuo CPAs (Special general partner) Shenzhen Branch